EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Annual Report (Form 10-K) of TLC Vision Corporation for the year ended December 31, 2007, of our reports dated March 14, 2008, with respect to the consolidated financial statements and financial statement schedule of OccuLogix, Inc., and the effectiveness of internal control over financial reporting of OccuLogix, Inc., included in the Annual Report
(Form 10-K) of OccuLogix, Inc.

/s/ Ernst & Young LLP
Toronto, Canada
March 14, 2008

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